Exhibit 3.1

Company No. 03308778

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

NUCANA PLC

(adopted by special resolution

passed on 14 September 2017 and effective as of 2 October 2017)

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24.	NUMBER, APPOINTMENT, CLASSIFICATION AND REMOVAL OF DIRECTORS	33

25.	DIRECTORS’ REMUNERATION	37

26.	POWERS AND DUTIES OF DIRECTORS	38

27.	ALTERNATE DIRECTORS	40

28.	MEETINGS AND PROCEEDINGS OF DIRECTORS	41

29.	DIRECTORS’ INTERESTS	43

30.	SECRETARY	47

31.	AUTHENTICATION OF DOCUMENTS	47

32.	THE SEAL	48

33.	MINUTES AND BOOKS	48

34.	ACCOUNTS	49

35.	AUDITORS	50

36.	DIVIDENDS	50

37.	RESERVES	55

38.	CAPITALISATION OF RESERVES	56

39.	DOCUMENTS, INFORMATION AND NOTICES	57

40.	WINDING UP	62

41.	INDEMNITY FOR DIRECTORS AND OFFICERS	62

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PUBLIC COMPANY LIMITED BY SHARES INCORPORATED

UNDER THE COMPANIES ACT 2006

NEW

ARTICLES OF ASSOCIATION

OF

NUCANA PLC

(Company No 03308778)

(Adopted by special resolution passed on 14 September 2017

and effective as of 2 October 2017)

1.	EXCLUSION OF OTHER REGULATIONS

This document comprises the Articles of Association of the Company and no regulations concerning companies set out in any statute or other instrument having statutory force shall apply as Articles of Association of the Company.

2.	DEFINITIONS AND INTERPRETATION

2.1	Definitions

In these Articles:

“address” in relation to a communication made by electronic means includes any number or address used for the purposes of that communication (including, without limitation, in the case of an Uncertificated Proxy Instruction (as defined in Article 22.11 (Meaning of Uncertificated Proxy Instruction)) an identification number of a participant in the Relevant System concerned);

“Articles” means these Articles of Association as altered from time to time;

“Board” means the board of Directors or the Directors present or deemed present at a duly convened meeting of the Directors at which a quorum is present;

“CA06” means the Companies Act 2006;

“certificated” means, in relation to any share or other security of the Company, that it is not held or to be held in uncertificated form;

“class meeting” has the meaning given in Article 5.1;

“clear days” means, in relation to a period of notice, the period excluding the day on which the notice is given or deemed to have been given and the day for which it is given or on which it is to take effect;

“Company” means NuCana plc;

“corporate member” means a member that is a corporation;

“distribution recipient” means, in respect of a registered share in respect of which any dividend, interest or other moneys are payable:

(a)	the holder of that share; or

(b)	if the share has two or more joint holders, the joint holder who is named first in the Register;

“Director” means a director of the Company;

“electronic form” has the meaning given in the CA06;

“electronic means” has the meaning given in the CA06;

“executed” means any mode of execution;

“financial institution” means any financial institution as that expression is defined in s778 CA06;

“hard copy” has the meaning given in the CA06;

“holder” means in relation to shares the person entered in the Register, and “shareholder” and “member” shall be construed accordingly;

“month” means calendar month;

“NASDAQ” means the NASDAQ Stock Market;

“NASDAQ Rules” means the rules of NASDAQ;

“Office” means the registered office of the Company for the time being;

“Ordinary Shares” means ordinary shares in the Company of £0.01 each or of such other nominal value as the Directors may have determined in advance of the date of adoption of these Articles pursuant to the authority granted to the Company by ordinary resolution of the shareholders passed on 14 September 2017 (or such other nominal value as may, from time to time, result from a consolidation or subdivision of the ordinary share capital);

“paid up” means paid-up or credited as paid-up;

“record date” has the meaning given in Article 36.14 (Record dates);

“Register” means, in relation to a certificated share or the holder of it, the register of members maintained by the Company and, in relation to an uncertificated share or the holder of it, the register of members of the Company maintained by the operator of the Relevant System through which title to that share is evidenced and transferred and “registered” shall be construed accordingly;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755), as amended or replaced from time to time, and any subordinate legislation or rules made under them for the time being in force;

“Relevant System” means any computer-based system, and procedures, permitted by the Regulations, which enable title to units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

“Secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company including (subject to the provisions of the Statutes) a joint, deputy or assistant secretary;

“Statutes” means the CA06 and every other statute (and any subordinate legislation, order or regulations made under any of them) concerning companies and affecting the Company (including, without limitation, the Regulations and the Electronic Communications Act 2000), in each case, as they are for the time being in force;

“Subsidiary” means a subsidiary and/or subsidiary undertaking of the Company as each of the terms are defined in the CAO6;

“uncertificated” means, in relation to any share or other security of the Company, that title to it is evidenced and transferred or to be evidenced and transferred by means of a Relevant System;

“United Kingdom” means Great Britain and Northern Ireland; and

“year” means calendar year.

2.2	Meaning of references

In these Articles, unless the context otherwise requires, any reference to:

(a)	“writing” includes handwriting, typewriting, printing, lithography, photocopying and other modes of representing or reproducing words in legible and non-transient form including, unless provided otherwise, by electronic means or in electronic form;

(b)	the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

(c)	a person includes any individual, firm, company, corporation, government state or agency of state or any association, trust or partnership (whether or not having a separately legal personality);

(d)	a statute or statutory provision includes any consolidation or re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time;

(e)	an Article by number is to a particular Article of these Articles

2.3	Headings and table of contents

In these Articles, the table of contents and headings are included for convenience only and shall not affect the interpretation or construction of these Articles.

2.4	Definitions from the Statutes

Unless the context otherwise requires, any words and expressions defined in the Statutes and not defined in these Articles shall have the meanings given to them in the Statutes save that the word “company” shall include any body corporate.

2.5	Electronic signature

Where pursuant to any provision of these Articles any notice, appointment of proxy or other document which is in electronic form is required to be signed or executed by or on behalf of any person, that signature or execution includes the affixation by or on behalf of that person of an electronic signature (as defined in s7(2) Electronic Communications Act 2000) in such form as the Directors may approve.

2.6	Form of resolution

A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

3.	LIABILITY OF MEMBERS

The liability of the members is limited to the amount if any, unpaid on the shares held by them.

4.	SHARE CAPITAL

4.1	Rights attached to shares

Subject to the provisions of the Statutes and without prejudice to any rights for the time being conferred on the holders of any class of shares (which rights shall not be varied or abrogated except with any consent or sanction as is required by Article 5 (Variation of rights)), any share in the Company may be issued with such preferred, deferred or other rights, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, if the Company has not so determined, as the Directors may determine).

4.2	Redeemable shares

The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder. The Directors may decide the terms, conditions and manner of redemption of any of those shares and must do so before the shares are allotted.

4.3	Shares

Subject to the provisions of those Articles and to the Statutes, and to any direction given by the Company in general meeting, any shares in the capital of the Company (whether forming part of the original or any increased capital) and all (if any) shares in the Company lawfully held by or on behalf of it shall be at the disposal of the Directors which may offer, allot (with or without a right of renunciation), issue or grant options over such shares to such persons, at such time and for such consideration and upon such terms and conditions as the Directors may determine. No share shall be issued at a discount.

4.4	Payment of commission

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent permitted by the Statutes. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

4.5	Trusts not recognised

Except as required by law, no person may be recognised by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognise, even when having express notice of it, any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as otherwise provided by these Articles or by law) any other right in respect of any share, except an absolute right to the entirety in the holder.

4.6	Renunciation

The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation of such allotment by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

4.7	Financial Assistance

The Company may give financial assistance for the acquisition of shares in the Company to the extent that it is not restricted by the Statutes.

5.	VARIATION OF RIGHTS

5.1	Variation of class rights

Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares, the rights or privileges attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of such holders, known as a “class meeting” (but not otherwise). All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate class meeting, except that:

(a)	the necessary quorum shall be one or more persons present holding at least one-third in number of the issued shares of the class in question excluding any shares of that class held as treasury shares provided that where a person is present by proxy or proxies, he is treated as holding only the shares in respect of those proxies which are authorised to exercise voting rights;

(b)	any holder of shares of the class present in person or by proxy may demand a poll; and

(c)	every such holder shall, on a poll, have one vote for every share of the class held by him.

5.2	Pari passu issues and purchase of own shares

Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

(a)	the creation or issue of any new shares ranking pari passu in substantially all respects (save as to the date from which such new shares shall rank for dividend )with the first-mentioned shares but in no respect in priority; or

(b)	the purchase by the Company of any of its own shares.

6.	ALTERATION OF CAPITAL

6.1	Sub-division

Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

6.2	Fractions arising upon consolidation or sub-division

Subject to any direction by the Company in general meeting, whenever as the result of any consolidation or sub-division of shares any members of the Company are entitled to fractions of a share, the Directors may:

(a)	deal with such fractions as they think fit and in particular (but without prejudice to the foregoing) may sell the shares representing the fractions to any person (including subject to the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale to and among the members entitled to such shares in due proportions. For the purpose of giving effect to any such sale, the Directors may nominate some person to execute a transfer or deliver the shares sold to or in accordance with the directions of the purchaser and may cause the name of the purchaser or such person as he may direct to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; or

(b)	subject to the provisions of the Statutes, issue to each such holder, credited as fully paid up by way of capitalisation, the minimum number of shares required to round up his holding to a whole number (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at their discretion from any of the sums standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of the profit and loss account (or income statement) and capitalised by applying the same in paying up such shares.

7.	SHARE CERTIFICATES

7.1	Rights to a share certificate

(a)	Every person whose name is entered as a member in the Register (other than a financial institution or other person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) is (except where the Directors have passed a resolution pursuant to Article 7.5) entitled, except as provided by the Statutes, without payment to receive one certificate for all the shares of each class held by him or, upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Directors shall from time to time determine, to several certificates each for one or more of his shares. Shares of different classes may not be included in the same certificate.

(b)	Every certificate must be issued within two months (or such longer period as the terms of issue shall provide) after allotment or within fourteen days after lodgement with the Company of the transfer of the shares provided that this is not a transfer which the Company is for any reason entitled to refuse to register and does not register.

(c)	Where some only of the shares comprised in a share certificate are transferred, the old certificate must be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

(d)	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

(e)	If any member surrenders for cancellation a share certificate representing shares held by him and requests the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

7.2	Execution and signing of certificates

Every certificate must be issued, subject to the provisions of the Statutes, in such manner as the Directors may resolve. Each share certificate must specify the number and class of the shares to which it relates and the nominal value of and amount paid up on them. The Directors may by resolution decide, either generally or in any particular case or cases, that any signatures on any certificates need not be autographic but may be affixed by some method or system of mechanic or electronic signature or that certificates need not be signed by any person

7.3	Joint holders

(a)	Neither the Company nor the operator of any Relevant System shall be bound to register more than four persons as the joint holders of any share or shares (except in the case of executors or trustees of a deceased member).

(b)	The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to any one of the joint holders shall be sufficient delivery to all of them.

(c)	In the case of shares held jointly by several persons any request for a replacement certificate may be made by any one of the joint holders.

7.4	Replacement share certificates

If a share certificate or any other document of title is worn out, defaced, lost, stolen or destroyed, it must be renewed free of charge on such terms (if any) as to evidence and indemnity with or without security as the Directors require. In the case of loss, theft or destruction, the person to whom the new certificate is issued must pay to the Company any exceptional out-of-pocket expenses incidental to the investigation of evidence of loss or destruction and the preparation of the requisite form of indemnity and in the case of defacement or wearing out he must deliver up the old certificate to the Office.

7.5	Uncertificated securities

(a)	Nothing in these Articles requires title to any shares or other securities of the Company to be evidenced by a certificate if the Statutes permit otherwise.

(b)	Subject to the Statutes and the facilities and requirements of any Relevant System, the Directors without further consultation with the holders of any shares or securities of the Company may resolve that any class or classes of shares or other securities of the Company from time to time in issue or to be issued may be in uncertificated form, and no provision of these Articles will apply to any uncertificated shares or other securities of the Company to the extent they are inconsistent with the holding of such shares or other securities in uncertificated form or the transfer of title to any such shares or other securities by means of that Relevant System.

To the extent that any provision of these Articles is inconsistent in any respect with the terms of the Regulations in relation to any uncertificated shares or other uncertificated securities of the Company, that provision shall not apply to those shares or securities and instead the Regulations shall apply.

8.	CALLS ON SHARES

8.1	Calls

Subject to the terms of issue of the shares and to the provisions of these Articles, the Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium).

8.2	Timing of call

A call shall be deemed to have been made when the resolution of the Directors authorising the call was passed, and may be required to be made payable by instalments.

8.3	Payment upon calls

Each member shall (subject to receiving at least 14 clear days’ notice specifying the time and place of payment) pay to the Company, at the time or times and place of payment so specified, the amount called on his shares. A call may be revoked or postponed in whole or in part or the time fixed for its payment postponed in whole or in part as the Directors may determine at any time before receipt by the Company of the sum due thereunder. A person on whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

8.4	Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share.

8.5	Interest due on non-payment

If a sum called in respect of a share is not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on such sum from the day fixed for payment of such sum to the time of actual payment at the rate specified by the terms of issue of the share or, if no rate is specified, at an appropriate rate or at such rate as the Directors may determine (not exceeding 15 per cent per annum) together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Directors shall be at liberty in any case or cases to waive payment of such interest and expenses wholly or in part.

8.6	Sums due on allotment treated as calls

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable on allotment or on any other fixed date shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue or in the notice of the call, the same becomes payable. In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise and all other relevant provisions of these Articles shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.7	Payment of calls in advance

The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid on any shares held by him. The Company may pay interest upon all or part of the money so received (until it would but for the advance become presently payable), at such rates (if any) as the member paying such sum and the Directors agree not exceeding 15 per cent per annum in addition to the dividend payable on such part of the share in respect of which such advance has been made as is actually called up. No dividend shall be payable on so much of the moneys paid up on a share as exceeds the amount for the time being called up on a share. The Directors may at any time repay the amount so advanced on giving to such member not less than three months’ notice in writing of their intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the share in respect of which it was advanced.

8.8	Power to differentiate on calls

The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the time of payment of such calls.

9.	LIEN ON SHARES

9.1	Company’s lien on shares not fully paid

The Company shall have a first and paramount lien on any of its shares which are not fully paid in the circumstances and to the extent permitted by the Statutes for all amounts (whether presently payable or not) called or payable in respect of that share, but the Directors may waive any lien which has arisen and may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien (if any) on a share shall further extend to all dividends and interest payable on such share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

9.2	Enforcing lien by sale

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is due and presently payable, nor until a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default, shall have been given to the holder for the time being of the share, or to the person entitled to the share by reason of his death or bankruptcy, and default in payment shall have been made by him or them for 7 clear days after the notice is given.

9.3	Giving effect to a sale

To give effect to any permitted sale of any shares on which the Company has a lien, the Directors may authorise such person as they direct to execute a transfer of the shares sold to, or in accordance with the directions of, the purchaser. Subject to payment of any stamp or other duty due, the purchaser shall be entered in the Register as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

9.4	Application of proceeds of sale

The net proceeds of a permitted sale of shares in which the Company has a lien shall be received by the Company and, after payment of the costs of such sale, be applied in or towards satisfaction of the amount due to the Company in respect of which the lien exists, so far as the same is presently payable, and the balance (if any) shall (upon surrender to the Company for cancellation of the certificate for the shares sold (where applicable) and subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the holder of (or the person entitled by transmission to) the shares immediately before the sale.

10.	FORFEITURE AND SURRENDER OF SHARES

10.1	Notice if call or instalment not paid

If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Directors may, at any time after such date, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

10.2	Form of notice

The notice shall fix a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment in accordance with such notice, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

10.3	Forfeiture if non-compliance with notice

If the notice is not complied with, any share in respect of which such notice was given may at any time after that, before payment of all calls or instalments and interest and expenses due in respect of it has been made, be forfeited by a resolution of the Directors to that effect. Every forfeiture shall include all dividends declared or other amounts payable in respect of the forfeited share and not actually paid before the forfeiture. Forfeiture shall be deemed to occur at the time of passing of the said resolution of the Directors. The Directors may accept the surrender of any share which they are in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

10.4	Forfeited or surrendered shares become the property of the Company

Subject to the provisions of the Statutes, a forfeited or surrendered share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who before such forfeiture was the holder of such share and/or to any other person upon such terms and such conditions as the Directors shall think fit, and the Company may receive the consideration, if any, for such sale, re-allotment or disposal. The Directors may, if they reasonably consider it necessary, authorise some person to execute the transfer of a forfeited or surrendered share. At any time before sale, re-allotment or disposal, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Company shall not exercise any voting rights in respect of such a share. Any share not disposed of in accordance with this Article within a period of three years from the date of its forfeiture or surrender shall, at the expiry of that period, be cancelled in accordance with the provisions of the Statutes.

10.5	Sale of Forfeited Shares

If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which was, or would have become, payable and had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such person in respect of such proceeds and the Company is not required to account for any money earned on them.

10.6	Notice after forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before the forfeiture the holder of the share or the person entitled to the share by transmission, and an entry of the forfeiture, with the date of the forfeiture, shall be entered in the Register, but no forfeiture shall be invalidated by any omission or neglect to give such notice or make such entry.

10.7	Arrears to be paid despite forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate in relation to such shares, but shall, despite the forfeiture or surrender, remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were then payable by him to the Company in respect of those shares, with interest on those moneys at such rate (not exceeding 15 per cent per annum) as the Directors shall think fit from the date of forfeiture or surrender until payment. Subject to any such waiver, a person whose shares have been forfeited shall remain liable to satisfy all (if any) of the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture or surrender without any reduction or allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. The Directors may, if they deem fit, waive the payment of all or part of such money and/or the interest payable thereon.

10.8	Effects of forfeiture

The forfeiture or surrender of a share shall automatically result in the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

10.9	Evidence of forfeiture or sale

A statutory declaration in writing by a Director or the Secretary that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Such declaration shall (subject to the execution of any necessary instrument of transfer) constitute a good title to the share.

The person to whom the share is sold or disposed shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity in, or invalidity of, the proceedings with reference to the forfeiture or surrender, sale, re-allotment or disposal of the share.

11.	SHARE WARRANTS

11.1	Power to issue share warrants

The Company with respect to fully paid shares may in its discretion issue share warrants in accordance with Article 7.2 (Execution and signing of certificates) stating that the bearer of the share warrant is entitled to the shares specified in that share warrant and may provide by coupons or otherwise for the payment of future dividends and any other sum becoming payable on the shares comprised in such share warrant and for the purpose of obtaining in respect of such shares an allotment or offer of shares or debentures or the exercise of any other rights of any description to which members may be or become entitled.

11.2	Conditions governing share warrants

The Directors may determine, and may from time to time vary, the conditions upon which share warrants shall be issued. In particular, the Directors may determine (a) the conditions upon which a new share warrant may be issued in place of one worn out, defaced, stolen, lost or destroyed (where, in the case of a share warrant stolen, lost or destroyed, the Directors are satisfied beyond reasonable doubt that the original has been destroyed); (b) the conditions upon which the bearer of a share warrant shall be entitled, if at all, to attend and vote at general meetings; and (c) the conditions subject to which a share warrant may be surrendered and the name of the bearer entered in the Register in respect of the shares comprised in such share warrant. Subject to such conditions and to these Articles, the bearer of a share warrant shall be deemed to be a member and shall have the same rights and privileges as if his name were entered in the Register in respect of the shares comprised in such share warrant. The bearer of a share warrant shall be subject to the conditions governing share warrants for the time being in force whether or not they were determined or specified before the share warrant was issued.

12.	TRANSFER OF SHARES

12.1	Form of transfer

Subject to such of the restrictions contained in these Articles as may be applicable, any member may transfer all or any of his shares by transfer in writing in any usual or common form or in any other form approved by the Directors.

12.2	Execution of transfer

Every written instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee. The transferor of any share shall remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of that share.

12.3	Right to decline registration of partly paid shares

The Directors may, in their absolute discretion, refuse to register the transfer of a share which is not fully paid or on which the Company has a lien provided that such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

12.4	Other rights to decline registration

The Directors may also refuse to register a transfer of a share unless:

(a)	the transfer is lodged, duly stamped (if it is required to be stamped), at the Office or at such other place as the Directors may appoint and (except in the case of a transfer by a financial institution or in any other circumstance where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the transfer is executed by some other person on his behalf, the authority of that person to do so;

(b)	the transfer is in respect of only one class of share; and

(c)	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred does not exceed four.

12.5	Notice of refusal to register a transfer

If the Directors refuse to register a transfer of a share, they shall, within two months after the date on which the transfer was lodged with the Company (or in the case of uncertificated shares the date on which the instructions to the Relevant System were received), send to the transferee notice of the refusal together with reasons for the refusal.

12.6	Recognition of renunciation

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

12.7	Retention and return of instruments of transfer

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall (except in case of fraud) be returned to the person lodging it when notice of the refusal is given.

12.8	No fees for registration

No fee shall be charged by the Company for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

12.9	Requirement for written transfer to evidence title

For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes provide otherwise and the Directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the NASDAQ Rules and to evidence and regulate the transfer of title to shares in the Company and for the approval or disapproval as the case may be by the Directors or the operator of any Relevant System of the registration of those transfers.

13.	DESTRUCTION OF DOCUMENTS

13.1	Documents Company entitled to destroy

The Company shall be entitled to destroy:

(a)	all share certificates and dividend mandates and other written directions as to payment of dividends which have been cancelled or have ceased to have effect at any time after the expiry of two years from the date of such cancellation or cessation;

(b)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration;

(c)	any instrument of proxy which has been used for the purpose of a poll at any time after one year has elapsed from the date of use;

(d)	any instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates;

(e)	any other document on the basis of which any entry in the Register is made, at any time after the expiry of six years from the date of its registration; and

(f)	all notifications of change of name or address after the expiry of one year from the date on which they are recorded.

13.2	Presumptions where documents destroyed

It shall conclusively be presumed in favour of the Company that every share certificate destroyed as permitted by Article 13.1 was a valid certificate duly and properly cancelled, that every entry on the Register purporting to have been made on the basis of a document so destroyed was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the particulars of it recorded in the books or records of the Company, provided always that:

(a)	this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document might be relevant to a claim;

(b)	nothing in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as provided for in this Article or in any other circumstances which would not attach to the Company in the absence of this Article;

(c)	reference in this Article to the destruction of any document includes references to its disposal in any manner; and

(d)	any document referred to in Article 13.1 may be destroyed at a date earlier than that authorised by that Article provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Directors shall take adequate precautions for guarding against falsification and for facilitating its production.

14.	UNTRACED SHAREHOLDERS

14.1	Power to sell shares of untraced shareholders

The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

(a)	during a period of 12 years prior to the date of the publication of the advertisement referred to in Article 14.1(b) (or if published on different dates, the earlier or earliest thereof) at least three dividends, whether interim or final, in respect of the shares shall have become payable and no dividend has been claimed during that period in respect of such shares and no communication has been received by the Company from such member or person entitled by transmission;

(b)	the Company shall, on or after the expiration of the said 12 years, have inserted advertisements in both a national newspaper and a newspaper circulating in the area of the last-known postal address of such member or other person, (or the postal address at which service of notices may be effected in the manner authorised by these Articles), giving notice of its intention to sell such share; and

(c)	the Company has not during the further period of three (3) months after the date of the advertisement (or, if published on different dates, the later of the two advertisements) and prior to the date of sale received any communication from the member or person entitled by transmission.

If, during the period referred to in Article (a) any additional shares have been issued by way of rights in respect of shares held at the commencement of such period or in respect of shares so issued previously during such period, the Company may, if the requirements of Article 14.1 have been satisfied, also sell such additional shares.

14.2	Sale of shares of untraced shareholders

To give effect to the sale of any share pursuant to Article 14, the Company may:

(a)	if the shares to be sold pursuant to this Article 14 are in uncertificated form, in accordance with the Regulations, the Company may issue a written notification to the operator requiring the conversion of the shares into certificated form; or

(b)	appoint any person to execute as transferor any necessary instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the holder or person entitled by transmission to the share.

The transferee shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company, and, on receipt, the Company shall be indebted to the member or other person entitled to such share for an amount equal to the net proceeds of such sale, but no trust shall be created and no interest shall be payable in respect of the proceeds of sale, and the Company shall not be required to account for any money earned on the net proceeds which may either be employed in the business of the Company or invested in such investment (other than shares of the Company or its holding company, if any) as the Directors may from time to time think fit.

15.	TRANSMISSION OF SHARES

15.1	Transmission of shares on death

If a member dies, the survivor or survivors where the deceased was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only person(s) recognised by the Company as having any title to his share(s), but nothing in this Article shall release the estate of a deceased holder from any liability in respect of any share held by him whether solely or jointly with other persons.

15.2	Election of person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law may, subject to the following and upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, elect either to be registered himself as holder of the share or to have a person nominated by him registered as the holder. If the person elects to become the holder, he shall give the Company notice in writing to that effect. If the person elects to have another person registered, he shall execute an instrument of transfer of that share to that other person. All the limitations, restrictions and provisions of these Articles relating to the right of transfer and the registration of transfers of shares shall be applicable to any such notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer executed by such member.

15.3	Rights of person entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law shall (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) be entitled to the same dividends and other advantages as those to which he would be entitled if he were the holder of the share except that he shall not (except with the authority of the Directors) be entitled in respect of such share to attend or vote at meetings of the Company or at any class meetings or to any of the rights or privileges of a member until he shall have been registered as a member in respect of the share. The Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 60 days after the date that is it given, the Directors may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

16.	SUSPENSION OF RIGHTS WHERE NON-DISCLOSURE OF INTERESTS

16.1	Effect of service of disenfranchisement notice

Where, in respect of any shares of the Company, any holder or any other person appearing to be interested in such shares held by a member has been issued with a notice pursuant to section 793 CA06 (a “statutory notice”) and has failed in relation to any shares (the “default shares”) to comply with the statutory notice and to give the Company the information required by such notice within the prescribed period as defined in Article 16.6(d) from the date of the statutory notice, then the Directors in their absolute discretion may serve on the holder of such default shares a notice (a “disenfranchisement notice”) whereupon the following sanctions shall apply:

(a)	such holder shall not, with effect from the service of the disenfranchisement notice, be entitled in respect of the default shares to be present or to vote (either in person or by representative or by proxy) either at any general meeting or at any class meeting or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b)	where such shares represent not less than 0.25 per cent in nominal value of the issued shares of their class:

(i)	any dividend or other monies payable in respect of the default shares shall be withheld by the Company which shall not be under any obligation to pay interest on it and the holder shall not be entitled under Article 36.15 to elect to receive shares instead of that dividend; and

(ii)	no transfer, other than an excepted transfer (as defined in Article 16.6(e)), of any shares in certificated form held by the holder shall be registered unless:

(A)	the holder is not himself in default as regards supplying the information required;

(B)	the holder proves to the satisfaction of the Directors that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer; and

(C)	any shares held by such member in uncertificated form shall forthwith be converted into certificated form (and the Directors shall be entitled to direct the operator of any Relevant System applicable to those shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any shares held by him into uncertificated form (except with the authority of the Directors),

(and, for the purpose of ensuring this Article 16(b)(ii) can apply to all shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the operator requiring the conversion into certificated form of any shares held by the holder in uncertificated form).

16.2	New shares issued in respect of default shares

Any new shares in the Company issued in respect of default shares shall be subject to the same sanctions as apply to the default shares provided that any sanctions applying to, or to a right to, new shares by virtue of this Article shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled) and provided further that Article 16.1 shall apply to the exclusion of this Article if the Company gives a separate notice under section 793 CA06 in relation to the new shares.

16.3	Cancellation of disenfranchisement notice

The Directors may at any time withdraw a disenfranchisement notice, in whole or in part, or suspend in whole or in part, the imposition of any restrictions contained in the disenfranchisement notice for a given period by serving on the holder of the default shares a notice in writing to that effect (a “withdrawal notice”), and a disenfranchisement notice shall be deemed to have been withdrawn, suspended or varied at the end of the period of seven days (or such shorter period as the Directors may determine) following receipt by the Company of the information required by the statutory notice in respect of all the shares to which the disenfranchisement notice related.

16.4	Duration of disenfranchisement notice

Unless and until a withdrawal notice is duly served in relation thereto or a disenfranchisement notice in relation thereto is deemed to have been withdrawn, suspended or varied or the shares to which a disenfranchisement notice relates are transferred by means of an excepted transfer, the sanctions referred to in Articles 16.1 and 16.2 shall continue to apply.

16.5	Copies of disenfranchisement notice

Where, on the basis of information obtained from a holder in respect of any share held by him, the Company issues a notice pursuant to section 793 CA06 to any other person and such person fails to give the Company the information thereby required within the prescribed period and the Directors serve a disenfranchisement notice upon such person, they shall at the same time send a copy of the disenfranchisement notice to the holder of such share, but the accidental omission to do so, or the non-receipt by the holder of that copy, shall not invalidate or otherwise affect the application of Articles 16.1 and 16.2.

16.6	Interpretation for the purposes of Article 16

(a)	a person other than the holder of a share shall be treated as appearing to be interested in that share if the holder has informed the Company that the person is or may be so interested or if (after taking into account the said notification and any other relevant notification pursuant to section 793 CA06) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share;

(b)	“interested” shall be construed as it is for the purpose of section 793 CA06;

(c)	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes:

(i)	reference to his having failed or refused to give all or any part of it; and

(ii)	reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	the “prescribed period” means

(i)	in a case where the default shares represent at least 0.25 per cent of their class, 14 days; and

(ii)	in any other case, 28 days; and

(e)	an “excepted transfer” means, in relation to any share held by a holder:

(i)	a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and his nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion of them;

(ii)	a transfer in consequence of a sale made through NASDAQ or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; or

(iii)	a transfer which is shown to the satisfaction of the Directors to be made in consequence of a bona fide sale of the whole of the beneficial interest in the share to a person who is unconnected with the holder and with any other person appearing to be interested in the share.

16.7	Other powers of the Company unaffected

Nothing contained in these Articles shall prejudice or affect the right of the Company to apply to the court for an order under section 794 CA06 and in connection with such an application or intended application or otherwise to require information on shorter notice than the proscribed period.

17.	GENERAL MEETINGS

17.1	Annual general meetings

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year. The annual general meeting shall be held at such time and place as the Directors may appoint.

17.2	Calling of general meetings

The Directors may call a general meeting whenever they deem fit. The Directors must call a general meeting on the requisition of members in accordance with the CA06.

17.3	Written resolutions

The Company, being a public limited company, is prohibited by the CA06 from passing resolutions of its shareholders in writing.

18.	NOTICE OF GENERAL MEETINGS

18.1	Length of notice

(a)	An annual general meeting must be called by at least 21 clear days’ notice. All other general meetings must be called by at least 14 clear days’ notice. In each case, this is subject to any longer notice period required by the Statutes.

(b)	Notice of general meetings must be sent or supplied in accordance with Article 39 (Documents, information and notices).

18.2	Contents of notice

Every notice of meeting of the Company shall:

(a)	specify the time, date and place of the meeting;

(b)	state the general nature of the business to be dealt with at the meeting;

(c)	with reasonable prominence state that a member who is entitled to attend and vote may appoint:

(i)	a proxy to exercise all or any of the member’s rights to attend, speak and vote at the meeting; and

(ii)	more than one proxy in relation to the meeting if each proxy is appointed to exercise the rights attached to a different share or shares held by the member; and that a proxy need not also be a member.

(d)	in the case of an annual general meeting, specify the meeting as such; and

(e)	if the meeting is called to consider a special resolution, include the text of the resolution and the intention to propose the resolution as a special resolution.

18.3	Omission or non-receipt of notice of general meeting or resolution

The accidental omission to send a notice of any general meeting or notice of a resolution intended to be moved at a general meeting is to be disregarded for the purpose of determining whether notice of the meeting or resolution is properly given but this is subject to the exceptions prescribed by the CA06. The non-receipt of a notice of a general meeting or a resolution intended to be moved at a general meeting is to be disregarded for the purpose of determining whether notice of the meeting or resolution is properly given.

18.4	Postponement

If the Directors consider that it is impracticable or unreasonable to hold a general meeting on the date or at the time or place stated in the notice calling the meeting, they may postpone or move the meeting (or do both). Notice of such postponement or such move, shall be given in accordance with these Articles to those entitled to attend the meeting. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, appointments of proxy are valid if they are received as required by these Articles not less than 48 hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the Directors can decide in their absolute discretion, not to take account of any part of a day that is not a working day. The Directors may also postpone or move the rearranged meeting (or do both) under this Article.

19.	PROCEEDINGS AT GENERAL MEETINGS

19.1	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a Chairman, which shall not be treated as part of the business of the meeting. One or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least one third in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted are a quorum

For the purposes of this Article 19

(a)	a “qualifying person” is an individual who is: a member, a person authorised to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting, and

(b)	where a qualifying person is present as proxy of a member in relation to the meeting, he is treated as holding only the shares in respect of which he is authorised to exercise voting rights.

19.2	Procedure if quorum is not present

If within 15 minutes from the time appointed for the meeting (or such longer interval not exceeding one hour as the Chairman of the meeting may decide) a quorum is not present, or if during a meeting a quorum ceases to be present, the meeting shall be dissolved if the members or any of them required the meeting to be called or the members or any of them called the meeting. In any other case:

(a)	the meeting shall stand adjourned to such time, date and place as may be fixed by the Chairman of the meeting, such date being not less than 14 nor more than 28 days after the date of the original meeting (excluding the day of the original meeting and the day of the adjourned meeting); and

(b)	if at that adjourned meeting a quorum is not present within 30 minutes from the time appointed for holding the meeting, or if during that adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved.

The Company shall give at least 10 days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum.

19.3	Security at meetings

The Directors may direct that persons wishing to attend general meetings should submit to such searches, security arrangements and restrictions as the Directors shall consider appropriate in the circumstances. The Directors shall be entitled in their absolute discretion, or may authorise one or more persons who shall include a Director or the Secretary or the Chairman of the meeting:

(a)	to refuse entry to that general meeting to any person who fails to submit to those searches or otherwise to comply with those security arrangements or restrictions; and

(b)	to eject from that general meeting any person who causes the proceedings to become disorderly.

19.4	Orderly conduct of meetings

The Chairman shall take such action or give directions as he thinks fit to promote the orderly conduct of the meeting as laid down in the notice of the meeting, and the Chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

19.5	Chairman of general meetings

The Chairman (if any) of the Directors, or, failing whom, the deputy Chairman (if any) must preside as Chairman at every general meeting of the Company. If at any meeting neither shall be present within 15 minutes after the time fixed for holding the meeting and willing to act as Chairman, the Directors present must choose one of their number to be Chairman of the meeting. If no Director is present, or if all the Directors present decline to take the chair, the members present personally or by proxy and entitled to vote shall elect one of themselves to be Chairman of the meeting by a resolution passed at the meeting.

19.6	Adjournments

(a)	The Chairman of a meeting at which a quorum is present may (without prejudice to any other power of adjournment that he may have under these Articles or at common law) with the consent of that meeting (and must if so directed by the meeting) adjourn the meeting from time to time and from place to place or without specification of a time or place. In addition, the Chairman may at any time, without the consent of the meeting, adjourn any meeting from time to time and from place to place if it appears to the Chairman that:

(i)	the number of persons wishing to attend cannot be conveniently accommodated in the place(s) for the meeting; or

(ii)	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(iii)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

(b)	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

(c)	Where a meeting is adjourned without specification of a time or place, the time and place for the adjourned meeting shall be fixed by the Directors.

19.7	Notice of adjournment

When a meeting is adjourned for 30 days or more or for an indefinite period, at least seven clear days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting, but it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

19.8	Amendments to resolutions

(a)	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(i)	notice of the proposed amendment is given to the Secretary in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the Chairman of the meeting may determine); and

(ii)	the proposed amendment does not, in the reasonable opinion of the Chairman of the meeting, materially alter the scope of the resolution.

(b)	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(i)	the Chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(ii)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

(c)	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

19.9	Procedure when meetings held at more than one place

(a)	The provisions of this Article shall apply if any general meeting is held at or adjourned to more than one place.

(b)	The notice of such a meeting or adjourned meeting shall specify the place at which the Chairman of the meeting shall preside (for the purposes of this Article 19.9, the “Specified Place”) and the Directors shall make arrangements for simultaneous attendance and participation at the Specified Place and at other places by members, provided that persons attending at any particular place shall be able to see and hear and be seen and heard by means of audio visual links by persons attending the Specified Place and at the other places at which the meeting is held.

(c)	The Directors may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some geographical or regional means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places, and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may from time to time be in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

(d)	For the purposes of all other provisions of these Articles, any such meeting shall be treated as being held at the Specified Place.

(e)	If a meeting is adjourned to more than one place, not less than seven days’ notice of the adjourned meeting shall be given despite any other provision of these Articles.

19.10	Entitlement to attend and speak

Without prejudice to Article 24.8 (No share qualification for Directors) and subject to the Statutes, the Chairman may invite any person to attend and speak at general meetings of the Company whom the Chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting. In addition, the Chairman may invite any person who has been nominated by a member of the Company (provided that the Chairman is satisfied that, at such time as the Chairman may determine, the member holds any shares in the Company as such person’s nominee) to attend and, if the Chairman considers it appropriate, to speak at general meetings of the Company.

20.	VOTING

20.1	Method of voting

At any general meeting, a resolution put to the vote of the meeting must be decided on a show of hands, unless (before, or on the declaration of the result of, the show of hands) a poll is demanded. Subject to the provisions of the Statutes, a poll may be demanded:

(a)	by the Chairman of the meeting; or

(b)	by at least five members present in person or by proxy (or in the case of a corporate member by duly authorised representative) and entitled to vote on the resolution; or

(c)	by a member or members present in person or by proxy (or in the case of a corporate member by duly authorised representative) and representing not less than ten per cent of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)	by a member or members present in person or by proxy (or in the case of a corporate member by duly authorised representative) holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

20.2	Chairman’s declaration is final

Unless a poll is demanded, a declaration by the Chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minute book, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded for or against such resolution.

20.3	Procedure if poll demanded

If a poll is demanded, it shall be taken in such manner (including the use of ballot or voting papers or cards) as the Chairman of the meeting may direct. The Chairman may appoint scrutineers (who need not be members) and may adjourn the meeting to some time, date and place fixed by him for the purpose of declaring the result of the poll. The result of a poll shall be the decision of the meeting in respect of which it was demanded.

20.4	Timing of a poll

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at some time later during or at the end of the meeting or at such subsequent time, date (not being more than thirty days from the date of the meeting) and place as the Chairman of the meeting may direct. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given (in any manner in which notice of a meeting may lawfully be given from time to time) specifying the time and place at which the poll is to be taken.

20.5	Continuance of other business after demand for a poll

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

20.6	Withdrawal of demand for a poll

The demand for a poll may, at any time before the conclusion of the meeting, be withdrawn but only with the consent of the Chairman, and if it is so withdrawn:

(a)	before the result of a show of hands is declared, the meeting continues as if the demand had not been made; or

(b)	after the result of a show of hands is declared, the demand must not be taken to have invalidated that result,

but if a demand is withdrawn, the Chairman of the meeting or other member or members so entitled may himself or themselves demand a poll.

20.7	No casting vote of Chairman

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded is not entitled to a second or casting vote in addition to the votes which he may have.

21.	VOTES OF MEMBERS

21.1	Votes of members

Subject to any other provision of these Articles and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares for the time being forming part of the capital of the Company:

(a)	on a show of hands:

(i)	each member present in person has one vote;

(ii)	except as provided in Article 21.1(a)(iii)or (iv)each proxy present in person who has been duly appointed by one or more members entitled to vote on a resolution has one vote;

(iii)	each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and the proxy has been instructed by one or more of those members to vote for the resolution and by one or more of those members to vote against it; and

(iv)	each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and either:

(A)	the proxy has been instructed by one or more of those members to vote for the resolution and has been given any discretion by one or more other of those members to vote and the proxy exercises that discretion to vote against it; or

(B)	the proxy has been instructed by one or more of those members to vote against the resolution and has been given any discretion by one or more other of those members to vote and the proxy exercises that discretion to vote for it; and

(v)	each duly authorised representative of a corporate member and who is present in person has one vote; and

(b)	on a poll each member present in person or by proxy or (being a corporation) by a duly authorised representative has one vote for each share held by the member.

For the avoidance of doubt, the Company itself is prohibited (to the extent specified by the Statutes) from exercising any rights to attend or vote at meetings in respect of any shares held by it as treasury shares.

21.2	Votes show of hands or on a poll

On a show of hands or on a poll, votes may be given either personally or by proxy or (in the case of a corporate member) by a duly authorised representative, and on a poll a person entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

21.3	Votes of joint holders

In the case of joint holders of a share, only the vote of the senior holder who votes, whether in person or by proxy, may be counted by the Company, and for this purpose the senior holder is determined by the order in which the names of the joint holders appear in the Register in respect of the share.

21.4	Voting on behalf of incapable member

A member in respect of whom an order has been made by any Court having jurisdiction (whether in the United Kingdom or elsewhere) to the effect that he is incapable of running his affairs- may vote, whether on a show of hands or on a poll, by any person authorised in that behalf by that Court, and any such person may vote by proxy. Evidence to the satisfaction of the Directors, acting in their absolute discretion, of the authority of the person claiming to exercise the right to vote shall be deposited at or delivered to the Office (or such other place or address as is specified in accordance with these Articles for the deposit or delivery of appointments of proxy) not later than the last time at which an appointment of proxy should have been deposited or delivered in order to be valid for use at that meeting or on the holding of that poll.

21.5	No right to vote where sums overdue on shares

No member (whether in person or by proxy or in the case of a corporate member, by a duly authorised representative) shall (unless the Directors otherwise determine) be entitled to vote or to exercise any other right of membership at any general meeting or at any separate meeting of the holders of any class of shares in the Company in respect of any share held by him unless all calls or other sums presently payable by him in respect of that share in the Company have been paid.

21.6	Objections to votes

No objection shall be raised to the admissibility of any vote or to the counting of or failure to count any vote unless it is raised at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

22.	PROXIES

22.1	Appointment of proxy

A member may appoint:

(a)	another person (who need not be a member of the Company) as his proxy to exercise all or any of his rights to attend, speak and vote at a meeting; and

(b)	more than one proxy in relation to a meeting if each proxy is appointed to exercise the rights attached to a different share or shares held by the member.

22.2	Member’s rights when proxy appointed

Deposit or delivery of an appointment of proxy shall not preclude a member from attending and voting at the meeting or any adjournment of it.

22.3	Form and execution of proxy

The appointment of a proxy shall:

(a)	be in any usual or common form or in any other form which the Directors may accept;

(b)	be signed by the appointor or his attorney or, in the case of a corporation, shall either be given under its common seal (or such form of execution as has the same effect) or signed on its behalf by an attorney or a duly authorised officer of the corporation;

(c)	be deemed to include the power to vote on any amendment of a resolution put to the meeting for which it is given, or on any procedural resolution at such meeting, as the proxy thinks fit;

(d)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates;

(e)	be deemed to confer authority to demand, or concur in demanding a poll; and

(f)	be notified to the company in writing.

22.4	Signature of proxy

The signature of an appointment of proxy need not be witnessed. Where an appointment of proxy is signed on behalf of a corporation by an officer or on behalf of any appointor by an attorney, the Directors may, but shall not be bound to, require reasonable evidence of the authority of any such officer or attorney.

22.5	Issue of proxy

The Directors must send or supply proxy forms to all persons entitled to notice of, and to attend and vote at, any general meeting or at any separate meeting of the holders of any class of shares in the Company.

22.6	Content of proxy

Such proxy forms shall provide for at least two-way voting on all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting, and may either leave a blank space for the member to insert the name of his chosen proxy or may nominate in the alternative any one or more of the Directors or any other person.

22.7	Accidental omission to send proxy

The accidental omission to send an appointment of proxy or the non-receipt of such appointment by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

22.8	Delivery of proxy

The appointment of a proxy pursuant to Article 22.3 and any power of attorney or other authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Directors may:

(a)	in the case of an appointment sent by post or by hand, be received at the Office (or at such other place in the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(b)	in the case of an appointment sent by electronic means, be received at any address specified or deemed to be specified by the Company for the purpose of receiving a proxy by electronic means not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(c)	in the case of a poll taken more than 48 hours after it was demanded, be received in either manner already described after the poll has been demanded and not less than 24 hours before the time appointed for taking the poll; or

(d)	where the poll is not taken forthwith but is taken less than 48 hours after it was demanded, be delivered at the meeting to the Chairman or to the Secretary or to any Director;

and an appointment of proxy that is not received in a manner and within the time limits so permitted shall be invalid. In calculating the periods mentioned in this Article, no account is to be taken of any part of a day that is not a working day, unless the Directors decide otherwise in relation to a specific general meeting.

22.9	Conflicting proxies

When two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is deposited with, delivered to or received by the Company (in accordance with the provisions of this Article) last in time (regardless of the date of its making or transmission) shall be treated as revoking and replacing any others as regards that share, but if the Company is unable to determine which of any such two or more valid but differing instruments of proxy was so deposited, delivered or received last in time, none of them shall be treated as valid in respect of that share.

22.10	Use of Uncertificated Proxy Instruction

Without limiting any other provision of these Articles, in relation to an uncertificated share the Directors may from time to time:

(a)	permit appointments of a proxy to be made by means of an Uncertificated Proxy Instruction;

(b)	where a proxy has been appointed by means of an Uncertificated Proxy Instruction, permit the revocation of the appointment by means of an Uncertificated Proxy Instruction;

(c)	prescribe the method for determining the time at which any such Uncertificated Proxy Instruction is to be treated as received by the Company (or a participant in the Relevant System concerned on its behalf); and

(d)	treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

22.11	Meaning of “Uncertificated Proxy Instruction”

For the purposes of Article 22.10 “Uncertificated Proxy Instruction” means a communication in the form of:

(a)	an instruction which is properly authenticated as determined by the Regulations;

(b)	any other instruction or notification; or

(c)	any supplemented or amended instruction or notification,

in each case sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company (and in such form and on such terms and conditions) as the Directors may determine subject to the facilities and requirements of that system.

22.12	Maximum validity of proxy

No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as its date of execution except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting where the meeting was originally held within 12 months from such date.

22.13	Termination of proxy’s authority

(a)	The termination of the authority of a person to act as proxy must be notified to the Company in writing;

(b)	The termination of the authority of a person to act as proxy does not affect;

(i)	whether that person counts in deciding whether there is a quorum at a meeting or adjourned meeting, the validity of anything that person does as Chairman of a meeting or adjourned meeting or the validity of a poll demanded by that person at a meeting unless the Company receives notice of termination before the commencement of the meeting or adjourned meeting;

(ii)	the validity of a vote given by that person unless the Company receives notice of termination before the commencement of the meeting or adjourned meeting at which the vote is given or, in the case of a poll taken more than 48 hours after it is demanded, before the time appointed for taking the poll;

(c)	The notice of the termination must be received at an address that is specified in Article 22.8(a) or, if the appointment of the proxy was sent by electronic means, at an address that is specified or deemed to be specified in Article 22.8(b).

22.14	Validity of Proxy Votes

Any vote cast by a proxy who does not vote in accordance with any instructions given by the member by whom he is appointed shall be treated as being valid. The Company shall not be bound to enquire whether a proxy has complied with the instructions he has been given.

23.	CORPORATE REPRESENTATIVES

23.1	A corporate member, may by resolution of its directors or other governing body, authorise such person or persons as it deems fit to act as its representative (or representatives) at any meeting of the Company or at any class meeting.

23.2	Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. Such a corporation is for the purposes of these Articles deemed to be present in person at any meeting if a person or persons so authorised is or are present at it.

23.3	A certified copy of any such resolution shall be delivered at the meeting to the Chairman of the meeting or Secretary or any person appointed by the Company to receive such authorisation, and unless the certified copy of the resolution is so delivered the authority granted by the resolution shall not be treated as valid.

23.4	The authority granted by any such resolution shall, unless the contrary is stated in the certified copy thereof delivered to the Company pursuant to this Article, be treated as valid for any adjournment of any meeting at which such authority may be used.

23.5	Where certified copies of two or more valid but differing resolutions authorising any person or persons to act as the representative of any corporation pursuant to this Article at the same meeting in respect of the same share are delivered, the resolution, a certified copy of which is delivered to the Company (in accordance with the provisions of this Article) last in time (regardless of the date of such certified copy or of the date upon which the resolution set out therein was passed), shall be treated as revoking and replacing all other such authorities as regards that share, but if the Company is unable to determine which of any such two or more valid but differing resolutions was so deposited last in time, none of them shall be treated as valid in respect of that share.

24.	NUMBER, APPOINTMENT, CLASSIFICATION AND REMOVAL OF DIRECTORS

24.1	Number of Directors

(a)	Unless and until the Company in general meeting otherwise determines, the number of Directors shall not be subject to any maximum but shall not be less than two.

(b)	If the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Director or Directors may act for the purpose of filling up vacancies in his or their number or of calling a general meeting of the Company, but not for any other purpose. If there are no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

24.2	Power of the Directors to appoint additional Directors

Subject to these Articles, the Directors may appoint any person who is willing to act as a Director and is permitted to do so by the Statutes, to be an additional Director, but so that the total number of Directors does not exceed any maximum number of Directors fixed by or in accordance with these Articles. Any Director so appointed shall be designated as a Class I Director, Class II Director or Class III Director as determined by the Board and shall hold office only for the remainder of the then present term of office of the Class to which he or she was appointed. In the event such term extends beyond the next annual general meeting for which a notice of the meeting has not been sent at the time of the appointment, the Director or Directors so appointed shall be named and described in the notice of the next annual general meeting and shall stand for election for the remaining portion of the term of office at such annual general meeting.

24.3	Power of the Company to appoint additional Directors

Subject to Articles 24.4(c) and 24.4(e), any person who is willing to act as a Director, and is permitted by the Statutes to do so, may be appointed by the Company to be a Director by ordinary resolution either to fill a casual vacancy or as an addition to the existing Directors or to replace a Director removed from office under Article 24.6 but so that the total number of Directors does not exceed any maximum number fixed by or in accordance with these Articles.

24.4	Classification of directors

(a)	The Directors of the Company shall be classified with respect to the time for which they severally hold office into three classes (“Class I”, “Class II” and “Class III”), such classes being as nearly equal in number as possible. The initial term of:

(i)	Class III shall expire at the annual general meeting to be held in 2018,

(ii)	Class II shall expire at the annual general meeting to be held in 2019, and

(iii)	Class I shall expire at the annual general meeting to be held in 2020.

(b)	Subject to Articles 24.2, 24.4(a) and 24.4(d), each Director within each Class shall retire at the third annual general meeting following the annual general meeting at which he or she was last elected or re-elected. Except as provided in Articles 24.2 and 24.4(c), Directors elected or re-elected at an annual general meeting shall be appointed to the Class whose term is expiring at such meeting. A Director retiring at an annual general meeting shall be eligible for re-election. If a retiring Director is not re-elected, he or she shall hold office until the meeting elects someone in his or her place or, if it does not do so, until the end of the meeting.

(c)	In the event of any increase in the number of Directors, the newly created directorships resulting from such increase shall be apportioned by the Board among the Classes of Directors so as to maintain such Classes as nearly equal as possible.

(d)	Should a casual vacancy on the Board occur or be created, whether arising through death, retirement, resignation or removal of a Director such casual vacancy shall be filled by the majority vote of the remaining Directors of all Classes, whether or not a quorum, or by a sole remaining Director. Subject to the provisions hereof, any Director appointed to fill a vacancy shall serve for the remainder of the then present term of office of the Class to which he or she was appointed. In the event such term extends beyond the next annual general meeting for which a notice of the meeting has not been sent at the time of the appointment, the Director or Directors so appointed shall be named and described in the notice of the next annual general meeting and shall stand for election for the remaining portion of the term of office at such annual general meeting.

(e)	In the event that at a general meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a Director (each a “Director Resolution”) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the “Board Number”), the persons that shall be appointed shall first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

24.5	No single resolution to appoint two or more Directors

Except as otherwise authorised by section 160 CA06, the appointment of each person proposed as a Director shall be effected by a separate resolution.

24.6	Removal of Director by special resolution

In addition to any power of removal conferred by the Statutes, the Company may by special resolution remove any Director before the expiration of his term of office despite anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service or letter of appointment between him and the Company.

24.7	Removal of Director by decision of the Directors

A Director may be removed from office if he:

(a)	receives written notice signed by all the other Directors removing him from office without prejudice to any claim which such Director may have for damages for breach of any contract of service or letter of appointment between him and the Company; or

(b)	in the case of a Director who holds any executive office with the Company or any Subsidiary, ceases to hold such office (whether because his appointment is terminated or expires) and the majority of the other Directors resolve that his office be vacated.

24.8	No share qualification for Directors

A Director need not hold any share qualification but is entitled to receive notice of and to attend and speak at any general meeting of the Company or at any class meeting.

24.9	Vacation of office by Directors

The office of a Director shall be vacated in any of the following events, namely:

(a)	he resigns by notice in writing to the Company;

(b)	he offers in writing to resign and the Directors resolve to accept such offer;

(c)	a bankruptcy order or an interim order is made against him or he makes any an arrangement or composition with his creditors generally;

(d)	a registered medical practitioner who is treating him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(e)	he and his alternate (if any) is absent from meetings of the Directors for six successive months without the permission of the Directors and the Directors resolve that his office be vacated;

(f)	he ceases to be a Director by any provisions of the Statutes or becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a Director; or

(g)	by reason of that person’s health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have.

24.10	Appointment of executive Directors

(a)	The Directors may from time to time

(i)	appoint one or more of their number to hold any employment or executive office with the Company (including, where considered appropriate, but without limitation the office of Chairman, Deputy Chairman, Managing Director, Joint Managing Director, Chief Executive or Deputy Chief Executive) on such terms and for such periods (subject to the provisions of the Statutes and these Articles) as they may determine and, may at any time revoke any such appointment, but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation; and

(ii)	permit any person appointed to be a Director to continue in any executive office or employment held by him with the Company before he was so elected or appointed.

(b)	The appointment of any Director to the office of Chairman or Chief Executive shall automatically determine if the appointee ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such determination.

Subject always to the right of the Directors to revoke such appointment in accordance with Article 24.10(a)(i), the appointment of any Director to any executive office or position of employment with the Company (other than the office of Chairman or Chief Executive) shall not automatically determine if he ceases for any cause to be a Director (unless his contract of appointment to such office or employment expressly states otherwise).

25.	DIRECTORS’ REMUNERATION

25.1	Directors’ fees

Each of the Directors (other than alternate Directors) may be paid such sum by way of Directors’ fees (in addition to any amounts payable under Articles 25.2 or 25.3 or any other provision of these Articles) as the Directors may from time to time determine. Those fees shall be divided among the Directors in such manner as the Directors shall direct and shall be deemed to accrue from day to day.

25.2	Additional remuneration for Directors

Any Director who is appointed to hold any employment or executive office with the Company or who, by request of the Company, goes or resides abroad for any purposes of the Company or who otherwise performs services which, in the opinion of the Directors, are outside the scope of his ordinary duties as a Director may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors (or any duly authorised committee of the Directors) may determine and either in addition to or in lieu of any remuneration provided for by or pursuant to any other Article.

25.3	Expenses

Each Director may be paid his reasonable travelling expenses (including hotel and incidental expenses) of attending meetings of the Directors or committees of the Directors or general meetings or any class meeting or any other meeting which as a Director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director.

25.4	Pensions and gratuities for Directors

The Directors may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any Director or former Director who is or was at any time employed by, or held an executive or other office or place of profit in, the

Company or any body corporate which is or has been a Subsidiary of the Company or a predecessor of the business of the Company or of any such Subsidiary and for the family (including a spouse or civil partner or former spouse or civil partner) and dependants of any such person, and may (as well before as after he ceases to hold such office or employment) for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

26.	POWERS AND DUTIES OF DIRECTORS

26.1	General powers of a Company vested in Directors

Subject to the provisions of the Statutes, these Articles and to any directions given by the Company by special resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company No such direction and no alteration of these Articles shall invalidate any prior act of the Directors which would have been valid if that direction had not been given or that alteration had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

26.2	Power to establish local boards

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards and may determine their remuneration. The Directors may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, and may authorise the members of any local board, or any of them, to fill any vacancies therein and to act despite vacancies. No such local board, manager or agent shall, unless the Directors otherwise resolve, have power to sub-delegate any of the powers or discretion delegated to it. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it. Subject to this, the proceedings of any local board shall be governed by such of these Articles as regulate the proceedings of the Directors so far as they are capable of applying.

26.3	Delegation to committees

(a)	The Directors may delegate any of their powers or discretions (including, without limitation, the power to determine Directors’ fees or additional remuneration and to vary the terms and conditions of employment of or confer any other benefit on any of the Directors) to committees. No such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretion delegated to it. Any such committee or sub-committee shall consist of two or more Directors and (if thought fit) one or more other persons provided that a majority of the members of the committee shall be Directors and no resolutions of the committee shall be effective unless a majority of those present when it is passed are Directors.

(b)	Any committee or sub-committee so formed shall in the exercise of the powers so delegated and in the conduct of its meetings and proceedings conform to any regulations which may from time to time be imposed on it by the Directors.

(c)	Subject to this, the meetings and proceedings of any such committee or sub-committee consisting of two or more members shall be governed mutates mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors.

26.4	Powers of attorney

The Directors may, from time to time, and at any time by power of attorney or otherwise, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may revoke or vary any such appointment, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it.

26.5	Delegation of powers to individual Directors

The Directors may entrust to and confer upon any Director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

26.6	Provision for employees

The Directors may, in accordance with the Statutes, make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary.

26.7	Designation of “Director” not to imply Directorship

The Directors may from time to time appoint any person to a position in the Company having a designation or title including the word “Director”, or attach to any existing position with the Company such a designation or title. The inclusion of the word “Director” in the designation or title of any person (other than the office of Managing or Joint Managing Director) shall not imply that such person is a Director of the Company nor shall such person by virtue of such designation or title be empowered m any respect to act as a Director of the Company or be deemed to be a Director for any purpose (including any of the purposes of these Articles).

26.8	Company name

The Company may change its registered name in accordance with the Statutes or by resolution of the Directors.

26.9	Borrowing Powers

Subject to these Articles and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to:

(a)	borrow money;

(b)	mortgage or charge all or any part or parts of its undertaking, property and uncalled capital; and

(c)	issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

26.10	Directors’ power relating to other companies

The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in any way that it decides (including voting in favour of any resolution appointing any of them directors of that company, or voting or providing for the payment of remuneration to the directors of that company).

27.	ALTERNATE DIRECTORS

27.1	Qualification, Appointment and Removal of Alternate Directors

(a)	Any Director (other than an alternate Director) may appoint another Director, or any other person approved by the Board, to be an alternate Director and may at any time terminate that appointment by notice in writing.

(b)	An alternate Director shall not be required to hold any shares in the Company and shall not be counted in determining any maximum number of Directors permitted by these Articles.

(c)	Any appointment or removal of an alternate Director shall be by notice in writing to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board. A notice of appointment must contain a statement signed by the proposed alternate that he is willing to act as the alternate of the Director giving the notice.

27.2	Determination of appointment

An alternate Director shall automatically cease to be an alternate Director if his appointor ceases to be a Director or dies, but, if a Director retires by rotation or otherwise vacates office and is elected or deemed to have been elected at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his election. The appointment of an alternate Director shall also automatically cease on the happening of any event which, if he were a Director, would cause him to vacate office.

27.3	Rights and powers of alternate Directors

An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of meetings of the Directors and of any committee or sub-committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present, and at such meeting generally to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. A Director who is also an alternate Director shall be entitled, in the absence of his appointor, to a separate vote on behalf of his appointor in addition to his own vote and an alternate Director who is appointed by two or more Directors shall be entitled to a separate vote on behalf of each of his appointors in the appointor’s absence. If his appointor is not available, the alternate Director’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. Apart from this, an alternate Director shall not have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles but he shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him.

27.4	Alternate Director Responsible for Own Acts

27.5	Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not (unless the Company by ordinary resolution otherwise determines), in respect of his office of alternate Director, be entitled to receive any remuneration or fee from the Company. An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

28.	MEETINGS AND PROCEEDINGS OF DIRECTORS

28.1	Directors’ proceedings

Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall, unless otherwise specified by these Articles, be determined by a majority of votes. In case of an equality of votes, the Chairman of the meeting shall have a second or casting vote (unless he is not entitled to vote on the resolution in question). A Director may, and the Secretary on the requisition of a Director shall, call a meeting of the Directors.

28.2	Notice of Directors’ meetings

A Director shall be entitled to receive notices of meetings of the Directors and of any committee or sub-committee of the Directors of which he is a member. Notice of such meeting shall be deemed to be duly given to each Director if it is given to him personally or by word of mouth or sent in writing to him at his last-known address or any other address given by him to the Company for this purpose or sent by way of electronic communication to an address for the time being notified by him to the Company for this purpose. Any Director may waive notice of any meeting and such waiver may be retrospective.

28.3	Directors’ meetings by telephone or similar communications equipment

All or any of the Directors, or the members of any committee or sub-committee of the Directors, may participate in a meeting of the Directors or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear and speak to each other throughout the meeting. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and to be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting is present. Subject to the Statutes, all business transacted in such a manner by the Directors or a committee of the Directors shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the Directors or a committee of the Directors, notwithstanding that fewer than two Directors or alternate Directors are physically present at the same place.

28.4	Quorum

The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors, and, unless so fixed at any other number, shall be two. A Director or other person who is present at a meeting of the Board in more than one capacity (that is to say, as both Director and an alternate Director or as an alternate for more than one Director) shall not be counted as two or more for quorum purposes unless at least one other Director or alternate Director is also present.

28.5	Appointment and removal of Chairman

The Directors may elect from their number a Chairman and a Deputy Chairman to be Chairman of their meetings on such terms and for such periods (subject to the Statutes and any retirement from office under Article 24.4 (Classification of directors)) as they may determine. The Directors may also remove the Chairman or Deputy Chairman or such other Director, without prejudice to any rights or claims which he may have against the Company by reason of such removal, from such office or otherwise stipulate the period for which they respectively are to hold the same. If no such Chairman or Deputy Chairman is appointed, or if at any meeting neither is present within fifteen minutes after the time appointed for holding that meeting, the Directors present may choose one of their number to be Chairman of the meeting.

28.6	Directors written resolutions

(a)	A resolution in writing signed, or confirmed electronically, by all the Directors for the time being entitled to receive notice of a meeting of the Directors or a duly appointed committee for the time being (not being in either case less than the number required to form a quorum) shall be as valid and effective as a resolution duly passed at a meeting of the Directors duly convened and held.

(b)	The resolution may consist of several documents or electronic communications in like terms each signed or authenticated by one or more of the Directors. A resolution signed by an alternate Director need not also be signed by the Director who appointed him.

28.7	Validity of acts of Directors or committee

All acts done by any meeting of the Directors, or of a committee or sub-committee of the Directors, or by any person acting as a Director or as an alternate Director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company (and even if it is discovered afterwards that there was some defect in the appointment or continuance in office of any of those persons, or that any of them were disqualified, or had vacated office or were not entitled to vote) be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an alternate Director or member of the committee and had been entitled to vote.

29.	DIRECTORS’ INTERESTS

29.1	Declarations of interest relating to transactions or arrangements

(a)	Subject to the provisions of the Statutes, and provided that he has made the disclosures required by this Article, a Director notwithstanding his office may be a party to or otherwise directly or indirectly interested in:

(i)	any transaction or arrangement with the Company or in which the Company is otherwise interested; or

(ii)	a proposed transaction or arrangement with the Company.

(b)	A Director shall, subject to sub-section 177(6) CA06, be required to disclose all interests whether or not material in any transaction or arrangement referred to in Article 29.1(a) and the declaration of interest must (in the case of a transaction or arrangement referred to in Article 29.1(a)(a)(i)) and may (in the case of a transaction or arrangement referred to in Article 29.1(a)(a)(ii)), but need not, be made:

(i)	at a meeting of the Directors; or

(ii)	by notice to the Directors in accordance with:

(A)	section 184 CA06 (notice in writing); or

(B)	section 185 CA06 (general notice).

(c)	The Board may resolve that any situation referred to in Article 29.1(a) and disclosed to them thereunder shall also be subject to such terms as they may determine including, without limitation, the terms referred to in Articles 29.2(d)(i) to (iv).

29.2	Directors’ interests other than in relation to transactions or arrangements with the Company

(a)	For the purposes of section 175 CA06, the Board shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company. For these purposes reference to a conflict of interest includes a conflict of interest and duty and a conflict of duties. This Article does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company which is governed by Article 29.1.

(b)	Authorisation of a matter under this Article shall be effective only if:

(i)	the matter in question shall have been proposed in writing (giving full particulars of the relevant situation) for consideration at a meeting of the Board, in accordance with the Board’s normal procedures or in such other manner as the Board may approve;

(ii)	any requirement as to the quorum at the meeting of the Board at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

(iii)	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

(c)	Any authorisation of a matter pursuant to this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorized.

(d)	Any authorisation of a matter under this Article shall be subject to such terms as the Board may determine, whether at the time such authorisation is given or subsequently, and may be terminated or varied by the Board at any time Such terms may include, without limitation, terms that the relevant Directors:

(i)	will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by him otherwise than by virtue of his position as a Director, if to do so would breach any duty of confidentiality to a third party;

(ii)	may be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the conflict arises (the “conflict situation”);

(iii)	may be required by the Company not to attend any part of a meeting of the Directors at which any matter which may be relevant to the conflict situation is to be discussed, and not to view any board papers relating to such matters; and

(iv)	shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of the conflict situation.

A Director shall comply with any obligation imposed on him by the Board pursuant to any such authorisation.

(e)	A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Board under this Article or any matter permitted in accordance with Article 29.1(a), and any contract, transaction or arrangement relating thereto shall not be liable to be voided on the grounds of any such benefit.

29.3	Material interests and conflicts of interest

(a)	Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than by virtue of his interest in shares, debentures or other securities of or in or otherwise through the Company) which is material, or a duty which conflicts or may conflict with the interests of the Company, unless his interest or duty arises only because one of the following Articles applies (in which case he may vote and be counted in the quorum):

(i)	the resolution relates to the giving to him or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or by any other person at the request of or for the benefit of, the Company or any of its Subsidiaries;

(ii)	the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its Subsidiaries for which the Director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	the resolution relates to a proposal or contract concerning an offer of shares or debentures or other securities of or by the Company or any of its Subsidiaries, if the Director takes part because he is or may be entitled to participate as a holder of shares, debentures or other securities, or if he takes part in the underwriting, sub-underwriting or guarantee of the offer;

(iv)	the resolution relates to any proposal concerning any other company in which he is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever provided that he does not hold an interest in shares (as that term is used in Part 22 CA06) representing one per cent or more of either any class of the equity share capital of such company or of the voting rights available to members of such company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(v)	the resolution relates to any arrangement for the benefit of the employees of the Company or any of its Subsidiaries, which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

(vi)	the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any of the Directors or for persons who include Directors provided that, for the purposes of this Article, “insurance” means only insurance against liability incurred by a Director in respect of any act or omission by him as is referred to in Article 41.4 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors;

(vii)	the resolution relates to the giving to a Director of an indemnity against liabilities incurred or to be incurred by that Director in the execution and discharge of his duties; or

(viii)	the resolution relates to the provision of a Director of funds to meet expenditure incurred or to be incurred by that Director in defending criminal or civil proceedings against him or in connection with any application under any of the provisions mentioned in section 205(5) CA06 or otherwise enabling him to avoid incurring that expenditures.

(b)	For the purposes of Articles 29.1 to 29.3 inclusive:

(i)	an interest of a person who is, for any purpose of the CA06 (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director otherwise has; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

(c)	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

29.4	Directors voting on appointments

Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and (provided he is not caught by the proviso to Article 29.3(a)(iv) or for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

29.5	Chairman’s ruling is final

If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting (or if the Director concerned is the Chairman, to the Deputy Chairman of the meeting who if not already appointed under Article 28.5 (Appointment and removal of Chairman) is the non-executive Director who has been in office as a non-executive Director the longest)) and his ruling in relation to any Director (or, as the case may be, the ruling of the majority of the Deputy Chairman in relation to the Chairman) shall be final and conclusive except in a case where the nature or extent of the interests of the Directors concerned have not been fairly disclosed.

30.	SECRETARY

30.1	Appointment, remuneration and removal

Subject to the Statutes, the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed from office by the Directors but at any time without prejudice to any claim for damages for breach of any contract of service or contract for services, between him and the Company. If thought fit, two or more persons may be appointed as joint Secretaries and the Directors may also appoint from time to time on such terms as they think fit one or more assistant or deputy Secretaries.

30.2	Acting as both Director and Secretary

Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

31.	AUTHENTICATION OF DOCUMENTS

31.1	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee of the Directors and any books, records, documents and accounts relating to the business of the Company and to certify copies of them or extracts from them as true copies or extracts, and, where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Directors for the above purposes.

31.2	A document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Company or of the Directors or any committee, which is certified as described in this Article, shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

32.	THE SEAL

32.1	In addition to its powers under section 44 CA06, the Company may have a seal and the Directors shall provide for the safe custody of such seal. The seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. The Directors shall determine who may sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall also be signed by at least one authorised person in the presence of a witness who attests the signature. For the purpose of this Article an authorised person is any director of the Company, Company secretary or any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.

32.2	All forms of certificates for shares or debentures or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued executed by the Company but the Directors may by resolution determine, either generally or in any particular case, that any signatures may be affixed to such certificates by some mechanical or other means or may be printed on them or that such certificates need not bear any signature.

32.3	If the Company has:

(a)	an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, had been authorised by a decision of the Directors; and

(b)	a security seal, it may only be affixed to securities by the Company secretary or a person authorised to apply it to securities by the Secretary.

33.	MINUTES AND BOOKS

33.1	Minutes

The Directors shall cause minutes to be made and kept in books:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of proceedings at meetings of the Directors and of any committee of the Directors; and

(d)	of all resolutions of the Company, proceedings at meetings of the Company or class meetings..

Those minutes, if purporting to be authenticated by the Chairman of the meeting to which they relate or of the Chairman of the next meeting, shall be sufficient evidence of the facts stated in them without any further proof. Any such minutes must be kept for the period specified in the CA06.

33.2	Statutory books and registers

The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes and, subject to the provisions of the Statutes, the Directors may cause the Company to keep an overseas or local or other register in any place, and the Directors may make and vary such directions as they may deem fit respecting the keeping of the registers.

34.	ACCOUNTS

34.1	Records to be kept and inspection of records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office or (subject to the provisions of the Statutes) at such other place in the United Kingdom as the Directors think fit, and shall always be open to inspection by the officers of the Company. No member (other than a Director or other officer of the Company) or other person shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Directors or by an ordinary resolution of the Company or under an order of a Court of competent jurisdiction.

34.2	Preparation of accounts and reports

The Directors shall in respect of each financial year in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, income statements, balance sheets, group accounts (if any), other financial statements and reports as are required by the Statutes.

34.3	Publication of annual accounts

A copy of every balance sheet and profit and loss account or income statement (including every document required by law to be annexed to them) which is to be laid before the Company in general meeting and of the Directors’ and Auditors’ reports shall, not less than 21 clear days before the date of the meeting, be sent (which for the avoidance of doubt shall include where given in electronic form by website communication, by post or by any other means permitted by Article 39) or sent by post to every member and debenture-holder of the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles, provided that this Article shall not require a copy of these documents to be sent to any person of whose current address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

34.4	Summary financial statements

The requirements of Article 34.3 shall be deemed satisfied by sending to the requisite persons, where permitted by the Statutes and instead of the copies referred to in that Article, a summary financial statement derived from the Company’s annual accounts and the Directors’ report and prepared in the form and containing the information prescribed by the Statutes.

35.	AUDITORS

Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes. The Auditors’ report to the members made pursuant to the Statutes shall be laid before the Company in general meeting and shall be open to inspection by any member.

36.	DIVIDENDS

36.1	Declaration of dividends by Company

Subject to the provisions of the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members but no such dividend shall exceed the amount recommended by the Directors. For the avoidance of doubt, no dividend shall be payable to the Company itself in respect of any shares held by it as treasury shares (except to the extent permitted by the Statutes).

36.2	Payment of fixed and interim dividends

(a)	The Directors may pay fixed dividends payable on any shares of the Company with preferential rights, half-yearly or otherwise, on fixed dates whenever the profits of the Company in the opinion of the Directors justify that course, and the Directors may also from time to time declare and pay to the holders of any class of shares such interim dividends as appear to the Directors to be justified by those profits.

(b)	Without prejudice to the generality of the foregoing, if at any time the share capital of the Company is divided into different classes, the Directors may pay interim dividends on shares in the capital of the Company which confer deferred or nonpreferential rights as well as in respect of shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrears. Provided the Directors act in good faith, the Directors shall not incur any liability to the holders of shares conferring any preferential rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferential rights.

36.3	Currency of dividends and payment paid according to amount and period shares paid up

(a)	Dividends may be declared or paid in any currency and the Directors may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met, in relation to the currency of any dividend.

(b)	Unless and to the extent that the rights attached to or terms of issue of any shares provide otherwise, all dividends shall be:

(i)	declared and paid according to the amounts paid up on the shares on which the dividend is paid, but no amount paid up on a share in advance of a call shall be treated for the purposes of this Article as paid up on the share; and

(ii)	apportioned and paid in proportion to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

36.4	Amount due on shares may be deducted from dividends

The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company and may apply them in or towards satisfaction of such debts or liabilities.

36.5	Dividends paid to member on share register at record date

All dividends and interest (if any) shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the Register at the record date fixed in accordance with Article 36.14 despite any subsequent transfer or transmission of shares.

36.6	Retention of dividends on transmission

The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares contained in these Articles entitled to become a member, or which any person is under those provisions entitled to transfer, until that person shall become a member in respect of those shares or shall transfer them.

36.7	Retention of dividends where Company has a lien

The Directors may retain any dividends or other moneys payable on or in respect of a share on which the Company has a lien, and may apply them in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

36.8	Payment procedure

Any dividend, interest or other moneys payable in cash in respect of registered shares may be paid by cheque, warrant or similar financial instrument sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque, warrant or similar financial instrument shall be made payable to, or (at the Company’s discretion) to the order of, the person to whom it is sent and may be crossed “A/C Payee” or otherwise and shall be sent at the risk of such person. Payment of any cheque, warrant or similar financial instrument by the banker on whom it is drawn shall be a good discharge to the Company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means (including, in relation to any dividend or other sum payable in respect of shares held in uncertificated form, by means of a Relevant System in any manner permitted by the rules of the Relevant System concerned) and to or through such person as the holder or joint holders (as the case may be) may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions. Any one, two or more joint holders may give effectual receipts for any dividends or other moneys payable in respect of the shares held by them as joint holders.

36.9	Forfeiture of unclaimed dividends

All dividends unclaimed for one year after having been declared may be invested or otherwise made use of, at the Directors’ discretion, for the benefit of the Company until, subject as provided in these Articles, claimed. The payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of 12 years from the date when it became due for payment shall be forfeited and shall revert to the Company.

36.10	Uncashed dividends

The Company may cease to send any cheque or warrant through the post or may stop the transfer of any sum by any bank or other funds transfer system or may stop any other means of payment made pursuant to Article 36.8, as the case may be, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if either:

(a)	in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer or other means of payment has failed; or

(b)	in respect of one dividend payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer or other means of payment has failed and reasonable enquiries made by the Company have failed to establish any new address of the holder of those shares, but, subject to the provisions of these Articles, shall, in either case, recommence sending cheques or warrants or transferring funds or using the other means of payment, as the case may be, in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend in which event the Company shall resume payment of dividend (and arrears) as notified by the claimant or, in the absence of such notification, in the same manner in which payment was effected prior to the suspension of the payment of dividend. If any such cheque, warrant or order has or is alleged to have been lost stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

36.11	No interest on dividends

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise expressly provided by the rights attached to the share.

36.12	Dividend not in cash

The Company may, upon the recommendation of the Directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to that distribution (including, without limitation, in relation to fractional entitlements or legal or practical problems under the law of, or the requirements of any recognised regulatory body or any stock exchange in, any country or territory), the Directors may settle the same as they think fit and in particular may issue fractional certificates (or ignore fractions) and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any assets in trustees, upon trust for the members entitled to the dividend and may determine that cash shall be paid to any overseas holder upon the footing of the value so fixed.

36.13	Waiver of dividend

The waiver, in whole or in part, of any dividend on any share by any document shall be effective only if such document is signed by the holder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or by other operation of law) and delivered to the Company and to the extent that the same is accepted as such or acted upon by the Company.

36.14	Record dates

Despite any other provision of these Articles but subject always to the Statutes, the Company or the Directors may by resolution specify a date (the “record date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, allotment, issue, notice, information, document or circular and such record date may be on or before the date the same is made, paid or despatched or (in the case of any dividend, interest, allotment or issue) after the date on which the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of the transferors and transferees of any such shares or other securities.

36.15	Scrip dividends

With the prior approval of an ordinary resolution of the Company passed at any general meeting the Directors may, in respect of any dividend specified by the ordinary resolution, offer any holders of Ordinary Shares (excluding, for the avoidance of doubt, the Company itself to the extent that it is such a holder by virtue only of its holding any shares as treasury shares) the right to elect to receive in lieu of that dividend (or part of any of that dividend) an allotment of Ordinary Shares credited as fully paid. In any such case, the following provisions shall apply:

(a)	the ordinary resolution may authorise the Directors to make such offer in respect of a particular dividend (whether or not already declared or recommended) and/or in respect of all or any dividends declared, proposed to be paid or made within a specified period but such period may not end later than the conclusion of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed

(b)	the basis of allotment shall be determined by the Directors so that the value (calculated at the Relevant Price) of the additional Ordinary Shares that each holder of Ordinary Shares elects to receive, and which shall be allotted in lieu of any amount of dividend shall equal as nearly as possible the net cash amount of the dividend that such holder elects to forgo. For the purposes of this Article 36.15, the “Relevant Price” of an Ordinary Share shall be equal to the average middle market quotation for the Ordinary Shares on NASDAQ, or such other stock exchange or quotation service on which the Ordinary Shares are listed or quoted, as derived from such source as the Directors may deem appropriate, on such five consecutive dealing days as the Directors shall determine provided the first of such days shall be on or after the day on which such Ordinary Shares are first quoted “ex” the relevant dividend, or shall be calculated in such other manner as the Directors may determine (subject always to the Relevant Price never being less than the par value of the new shares) and is set out in the announcement of the availability of the election in respect of the relevant dividend. A certificate or report by the Auditors as to the amount of the Relevant Price in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the Auditors may rely on advice or information from brokers or other sources of information as they think fit;

(c)	if the Directors determine to allow such right of election on any occasion they shall give notice in writing to the holders of Ordinary Shares of the right of election offered to them and shall specify the procedure to be followed (which, for the avoidance of doubt, may include an election by means of a Relevant System). The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice by, any holder of Ordinary Shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(d)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on Ordinary Shares in respect of which the share election has been duly exercised (for the purposes of this Article 36.15, the “elected Ordinary Shares”), and in the place of that dividend additional shares (subject to paragraph (e)) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as already described. For this purpose, the Directors shall capitalise, out of such of the sums standing to the credit of any reserve (including any share premium account or capital redemption reserve and/or profit and loss account) as the Directors may determine, whether or not the same is available for distribution, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(e)	no fraction of any share shall be allotted. The Directors may make provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit of any fractions accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such shareholder of fully paid shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

(f)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with each other and with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date;

(g)	Article 38 (Capitalisation of reserves) shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article;

(h)	the Directors may on any occasion determine that rights of election shall not be made available in respect of Ordinary Shares represented by depositary receipts or to any holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, undesirable or impracticable and in such event the provisions of this Article shall be read and construed subject to such determination;

(i)	in relation to any particular proposed dividend the Directors may in their absolute discretion amend, suspend or withdraw the offer previously made to holders of Ordinary Shares to elect to receive additional Ordinary Shares in lieu of the cash dividend (or any part of it) at any time prior to the allotment of the additional Ordinary Shares; and

(j)	unless the Directors otherwise determine, or unless the Regulations and/or the rules of the Relevant System concerned otherwise require, the new Ordinary Share or shares which a shareholder has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected Ordinary Shares shall be in uncertificated form (in respect of the shareholder’s elected Ordinary Shares which were in uncertificated form on the date of his election) and in certificated form (in respect of the shareholder’s elected Ordinary Shares which were in certificated form on the date of his election).

37.	RESERVES

The Directors may, before recommending any dividend, set aside out of the profits of the Company and carry to reserve such sums as they think proper, which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments (subject to the provisions of the Statutes) as the Directors may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to distribute. The Directors shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued.

38.	CAPITALISATION OF RESERVES

38.1	Power to capitalise reserves and funds

The Board may at any time and from time to time, with the authority of an ordinary resolution of the Company:

(a)	subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account or capital redemption reserve or other undistributable reserve;

(b)	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

(i)	the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full shares to be allotted to members credited as fully paid;

(ii)	the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and

(iii)	in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time in not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it;

(c)	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either:

(i)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

(ii)	the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares,

(any agreement made under such authority being effective and binding on all such members); and

(f)	generally do all acts and things required to give effect to such resolution.

39.	DOCUMENTS, INFORMATION AND NOTICES

39.1	Service of documents etc.

Documents, information and notices may be sent or supplied by the Company to any person entitled to receive such documents, information or notice in any of the forms permitted by the CA06.

39.2	Hard copy

Any document, information or notice is validly sent or supplied by the Company in hard copy if it is handed to the intended recipient or sent or supplied by hand or through the post in a prepaid envelope:

(a)	to an address specified for the purpose by the intended recipient;

(b)	if the intended recipient is a company, to its registered office;

(c)	to the address shown in the Company’s register of members;

(d)	to any address to which any provision of the CA06 authorises it to be sent or supplied;

(e)	if the Company is unable to obtain an address falling within paragraphs (a) to (d), to the last address known to the Company of the intended recipient

39.3	Electronic form

Any document, information or notice is validly sent or supplied by the Company in electronic form:

(a)	to a person if that person has agreed (generally or specifically) that the document, information or notice may be sent or supplied in that form and has not revoked that agreement; or

(b)	to a company that is deemed to have so agreed by the CA06.

39.4	Electronic means

Any document, information or notice is validly sent or supplied by the Company by electronic means if it is sent or supplied:

(a)	to an address specified for the purpose by the intended recipient (generally or specifically); or

(b)	where the intended recipient is a company, to an address deemed by the CA06 to have been so specified.

39.5	Website

Any document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if:

(a)	the person has agreed (generally or specifically) that the document, information or notice may be sent or supplied to him in that manner, or he is taken to have so agreed under Schedule 5 CA06, and in either case he has not revoked that agreement;

(b)	the Company has notified the intended recipient of

(i)	the presence of the document, information or notice on the website;

(ii)	the address of the website;

(iii)	the place on the website where it may be accessed;

(iv)	how to access the document. information or notice; and

(v)	any other information prescribed by the Statutes including, when the document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and

(c)	the document. information or notice is available on the website throughout the period specified by any applicable provision of the CA06 or, if no such period is specified, the period of 28 days starting on the date on which the notification referred to in Article 39.5(b) is sent to the relevant person.

39.6	Any other means

Any document, information or notice that is sent or supplied otherwise than in hard copy or electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

39.7	Joint holders

In respect of joint holdings all documents, notices and information shall be sent or supplied to the joint holder whose name stands first in the Register in respect of such joint holding, and notice so sent or supplied shall be sufficient notice to all the joint holders A joint holder whose name stands first in the Register but who has no specified or registered address in the United Kingdom for the service of notices shall be disregarded for this purpose except to the extent that the Company intends to send or supply a notice by electronic means and the joint holder whose name stands first in the Register has agreed (generally or specifically) to the sending or supply of that document, information or notice by electronic means and has not revoked that agreement and he has notified the Company of an address for that purpose Anything to be agreed or specified in respect of a joint holding may be agreed or specified by the joint holder whose name stands first in the Register. Paragraphs 16(2) and 16(3), Schedule 5 CA06 shall not apply.

39.8	Members resident abroad

A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive any document, information or notice from the Company except to the extent that the Directors decide to send a document, information or a notice to that member by electronic means and that member has consented (or is deemed to have consented) to the sending of that document, information or notice by electronic means and he has, where necessary, notified the Company of an address for that purpose.

39.9	Presence at meeting evidence in itself of receipt of notice

A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

39.10	Notice etc. given by advertisement in certain circumstances

Unless the Statutes require a notice, document or information to be sent or supplied in a different way, any notice, information or document shall be sufficiently sent or supplied if published by advertisement inserted once in at least one national newspaper published in the United Kingdom.

39.11	When notice, document etc. deemed served

(a)	Where a document, information or a notice is sent by post, it shall be deemed to have been received by the intended recipient 48 hours after it was posted. In proving such service, it shall be sufficient to prove that the letter containing the notice or document was properly addressed, prepaid and posted.

(b)	A notice given by advertisement shall be deemed to have been given or served on the day on which the advertisement appears.

(c)	Where a document, information or notice is sent or supplied by electronic means, it shall be deemed to have been received by the intended recipient on the day on which the document information or notice was sent or supplied by or on behalf of the Company. In proving such service, it shall be sufficient to prove that the document, information or notice was properly addressed.

(d)	Where a document, information or notice is sent or supplied by means of a website, it is deemed to have been received by the recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

(e)	In calculating a period of hours for the purposes of this article, it is immaterial whether a day is a working day (as defined in the Companies Act 2006) or not.

(f)	Where a document, information or a notice to be given or sent by electronic means has failed to be transmitted after three attempts, then that notice or other document shall nevertheless be deemed to have been sent for the purposes of paragraph (c) and, without prejudice to Article 40.13, that failure shall not invalidate any meeting or other proceeding to which the notice or document relates.

39.12	Manner of giving notice of general meetings

Notice of every general meeting shall, subject to the provisions of these Articles, be given in any manner authorised in these Articles to:

(a)	every member entitled to notice under Articles 39.1, 39.7 and 39.8;

(b)	all persons entitled to a share in consequence of death or bankruptcy of a member, if the Company has been notified in accordance with Article 39.14;

(c)	the Auditors for the time being of the Company; and

(d)	the Directors and alternate Directors of the Company.

No other person shall be entitled to receive notices of general meetings.

39.13	Omission or non-receipt of document etc.

Without prejudice to Article 18.3(Omission or non-receipt of notice of general meeting or resolution) or Article 22.7(Accidental omission to send proxy), the accidental failure to send any document, notice or information to or the non-receipt of any document, notice or information by any person entitled to any document, notice or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

39.14	Service of document etc. on person entitled by transmission

A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the sending or supply of documents, notices or information (or, in relation to any document, notice or information which that person agrees (generally or specifically) to receive and which the Company intends to send or supply using electronic means, an address for that purpose), shall be entitled to have sent or supplied to him at such address any document, notice or information to which the member (but for his death or bankruptcy) would have been entitled, and that sending or supply shall for all purposes be deemed a sufficient sending or supply of that document, notice or information on all persons interested (whether jointly with or as claiming through or under him) in the share. Except as already provided, any document, information or notice sent by post to, left at or sent or supplied using electronic means to the address of any member in pursuance of these Articles shall, even if the member is then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

39.15	Notice when post not available

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company desires to but is unable effectively to convene a general meeting by notices sent through the post then, despite the availability of any other method of sending or supplying notices under Article 39.3, 39.4, 39.5 or 39.6, a general meeting may be convened by a notice advertised on the same date in at least one national newspaper published in the United Kingdom and such notice shall be deemed to have been duly sent or supplied to all members entitled to it to whom the Company would otherwise have sent the relevant notice by post at noon on the day on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post to all members to whom it would otherwise have sent the original notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

39.16	Power to stop sending documents etc. to untraced shareholders

If three separate documents, notices or information have been sent on consecutive occasions through the post to any member at any address specified in Article 39.2, whether the documents, notices or information are duplicates of ones originally sent using electronic means that failed to be transmitted electronically or ones that were originally sent by post, and have been returned undelivered, such member shall not after that be entitled to receive documents, notices or other information from the Company until he shall have communicated with the Company and supplied in writing to the Office a new address as specified in Article 39.2 or, in so far as the Company intends to send or supply any document, notice or information using electronic means and the member has agreed (generally or specifically) to the sending or supply of that document, notice or information by electronic means, an address for that purpose.

39.17	Reference to documents being served etc.

The provisions of Article 39 apply to any notice, document or information to be sent or supplied under these Articles whether the Articles require the notice, document or information to be “sent” or “supplied” or any other word such as “given”, “delivered” or “served”.

40.	WINDING UP

40.1	Distribution of assets otherwise than in cash on a winding up

(a)	Save as otherwise provided in these Articles and subject to the rights attached to any shares issued on any special terms and conditions, on return of assets on a winding up or otherwise the surplus assets of the Company after discharge of its liabilities shall belong to and be distributed amongst the holders of Ordinary Shares in proportion to the number of such shares held by them respectively after deducting in respect of any share not fully paid up the amount remaining unpaid thereon (whether or not then payable).

(b)	If the Company is wound up (whether the liquidation is voluntary, under supervision or by the Court), the liquidator may, with the authority of a special resolution and any other sanction required by the Statutes, divide among the members (excluding the Company itself to the extent that it is a member by virtue only of its holding any shares as treasury shares) in specie or in kind the whole or any part of the assets of the Company whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like authority determines, and the liquidation of the Company may be closed and the Company dissolved, but so that no members shall be compelled to accept any shares or other property in respect of which there is a liability.

40.2	Distribution of shares or other consideration on a transfer or sale

A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 Insolvency Act 1986 may authorise the distribution of any shares or other consideration receivable by the liquidator among the members (whether or not in accordance with the existing rights of members) and any such distribution shall be binding on all members subject to the right of dissent and consequential rights conferred by section 111 Insolvency Act 1986.

41.	INDEMNITY FOR DIRECTORS AND OFFICERS

41.1

Subject always to the provisions of the Statutes, and without prejudice to any protection from liability which may otherwise apply, the Company may, at its discretion and subject to any policies adopted by the Directors from time to time, indemnify any Director or other officer of the Company or of an associated company (as defined in Section 256 of the 2006 Act ) out of the assets of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or in relation to the actual or purported execution of the duties in his office or the exercise or purported exercise of his powers or otherwise in relation thereto, including any liability incurred by him in defending any actual or threatened criminal, regulatory or civil proceedings, provided that no such indemnity shall be provided in respect of any liability incurred:

(a)	by a Director:

(i)	to the Company or any associated company of the Company;

(ii)	to pay a fine imposed in any criminal proceedings or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature (however arising);

(iii)	in defending any criminal proceedings in which he is convicted;

(iv)	in defending any civil proceedings brought by the Company, or an associated company of the Company, in which judgment is given against him; or

(v)	in connection with any application for relief under the Statutes in which the court refuses to grant him relief; or

(b)	by an auditor in defending any proceedings (whether civil or criminal) in which judgment is given against him or he is convicted.

41.2	The Company may at its discretion provide a Director or other officer with funds, or otherwise arrange, to meet expenditure incurred or to be incurred by him or to enable him to avoid incurring such expenditure in defending any criminal or civil proceedings or defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or in connection with any application for relief under the Statues arising in relation to the Company or an associated company by virtue of the actual or purported execution of the duties of his office or the exercise or purported exercise of his powers or otherwise in relation thereto, provided that such funds may only be made available in accordance with the provisions of the Statutes, including on the terms that such funds shall be repaid by the Director or other officer to the Company in the circumstances required by the Statutes, where relevant, or in any other circumstances the Company may prescribe, or where the Company otherwise reserves the right to require repayment, at any time, and the Company at its discretion exercises such right.

41.3	Articles 41.1 and 41.2 shall permit the Company to give such indemnities and to provide such funding to any persons who were formerly a Director or other officer of the Company where the proceedings brought against him relate to any act or omission alleged to have been committed or to have occurred at a time during which he held such office.

41.4	Without prejudice to the provisions of Articles 41.1 to 41.3, the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company in which the Company or any of the predecessors of the Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary undertaking are interested, including, (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund. For the purposes of this Article “subsidiary undertaking” shall have the meaning assigned to it in Section 1162 CA06.